UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2016, Barry M. Straube resigned from the Board of Directors of NxStage Medical, Inc. ("NxStage") for personal reasons. Mr. Straube's decision is not the result of any disagreement with NxStage on any matter relating to NxStage's operations, policies or practices.

On June 24, 2016, the Board of Directors of NxStage elected James J. Peters to serve as a director. In connection with his election to the Board of Directors, Mr. Peters will (1) receive an annual retainer of $40,000, (2) be awarded an option to purchase 17,537 shares of NxStage common stock with a per share exercise price of $19.03 and seven year term, vesting monthly over three years, under NxStage's 2014 Omnibus Incentive Plan, and (3) enter into NxStage's form of indemnification agreement for directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Winifred L. Swan
Winifred L. Swan
Senior Vice President and
General Counsel
Date: June 27, 2016